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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement.



/s/ Harper & Pearson Company

Harper & Pearson Company

Houston, Texas

October 23, 2000